EXHIBIT T3F

CROSS REFERENCE TABLE

RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939 AND THE FORM OF INDENTURE

Trust Indenture Act Section		Indenture Section

310	(a)(1)	6.8
	(a)(2)	6.8
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(b)	6.9, 6.13
	(c)	Not Applicable
311	(a)	6.14
	(b)	6.14
	(c)	Not Applicable
312	(a)	14.1, 14.2(a)
	(b)	14.2(b)
	(c)	14.2(c)
313	(a)	14.4(a)
	(b)	14.4(a)
	(c)	14.4(a)
	(d)	14.4(b)
314	(a)	14.5
	(a)(4)	9.7
	(b)	Not applicable
	(c)(1)	1.2
	(c)(2)	1.2
	(c)(3)	Not applicable
	(d)	Not applicable
	(e)	1.2
	(f)	Not applicable
315	(a)	6.1, 6.3
	(b)	6.2
	(c)	6.1(b)
	(d)	6.1(c), 6.3
	(e)	5.14
316	(a)(last sentence)	1.1
	(a)(1)(A)	5.12
	(a)(1)(B)	5.13
	(a)(2)	Not applicable
	(b)	5.8
	(c)	1.4
317	(a)(1)	5.3
	(a)(2)	5.4
	(b)	9.3
318	(a)	1.13